As filed with the Securities and Exchange Commission on August 4, 2010
Registration No. 333-167421

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 2 TO THE
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Northfield Bancorp, Inc. and
Northfield Bank Employee Savings Plan
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6712	Being applied for
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)
581 Main Street
Woodbridge, New Jersey 07095
(732) 499-7200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)
Mr. John W. Alexander
Chairman, President and Chief Executive Officer
581 Main Street
Woodbridge, New Jersey 07095
(732) 499-7200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)
Copies to:
Edward A. Quint, Esq.
Eric Luse, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 780
Washington, D.C. 20015
(202) 274-2000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑
If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered	offering price per share	aggregate offering price	registration fee
Common Stock, $0.01 par value per share	72,440,582 shares	$10.00	$724,405,820 (1)	$51,650 (2)
Participation interests	1,186,679 interests (3)			(3)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Previously paid.

(3)	The securities of Northfield Bancorp, Inc. to be purchased by the Northfield Bank 401(k) Savings Plan are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution

		Amount (1)

*	Registrant’s Legal Fees and Expenses	$550,000
*	Registrant’s Accounting Fees and Expenses	250,000
*	Marketing Agent Fees (1)	12,126,360
*	Appraisal Fees and Expenses	175,000
*	Printing, Postage, Mailing and EDGAR Fees	340,000
*	Filing Fees (OTS, Nasdaq, FINRA and SEC)	154,000
*	Transfer Agent Fees and Expenses	12,500
*	Business Plan Fees and Expenses	60,000
*	Proxy Solicitor Fees and Expenses	40,000
*	Other	100,000

*	Total	$13,807,860

*	Estimated

(1)	Northfield Bancorp, Inc. has retained Sandler O’Neill & Partners, L.P. to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the adjusted maximum of the offering range, assuming 50% of the shares are sold in the subscription and community offerings and 50% of the shares are sold in the syndicated community offering.
Item 14. Indemnification of Directors and Officers
               Articles NINTH and TENTH of the Certificate of Incorporation of Northfield Bancorp, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:
     NINTH:
     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
     B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
     C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.
     D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.
     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.
     TENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.
Item 15. Recent Sales of Unregistered Securities
               Not Applicable.
Item 16. Exhibits and Financial Statement Schedules:
               The exhibits and financial statement schedules filed as part of this registration statement are as follows:
     (a) List of Exhibits

1.1	Engagement Letter between Northfield Bancorp, MHC, Northfield Bancorp, Inc., Northfield Bank and Sandler O’Neill & Partners, L.P.***
1.2	Form of Agency Agreement between Northfield Bancorp, MHC, Northfield Bancorp, Inc., Northfield Bank and Northfield Bancorp, Inc., and Sandler O’Neill & Partners, L.P.***
2	Plan of Conversion and Reorganization***
3.1	Certificate of Incorporation of Northfield Bancorp, Inc.***
3.2	Bylaws of Northfield Bancorp, Inc.***
4	Form of Common Stock Certificate of Northfield Bancorp, Inc.***
5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered***
8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.***
8.2	State Tax Opinion
10.1	Amended Employment Agreement with Kenneth J. Doherty (2)
10.2	Amended Employment Agreement with Steven M. Klein (2)
10.3	Supplemental Executive Retirement Agreement with Albert J. Regen (1)
10.4	Northfield Bank 2010 Management Cash Incentive Compensation Plan (4)
10.5	Short Term Disability and Long Term Disability for Senior Management (1)
10.6	Northfield Bank Non-Qualified Deferred Compensation Plan (3)
10.7	Northfield Bank Non Qualified Supplemental Employee Stock Ownership Plan (3)
10.8	Amended Employment Agreement with John W. Alexander (8)
10.9	Amended Employment Agreement with Michael J. Widmer (8)
10.10	Amendment to Northfield Bank Non-Qualified Deferred Compensation Plan (6)
10.11	Amendment to Northfield Bank Non Qualified Supplemental Employee Stock Ownership Plan (6)
10.12	Northfield Bancorp, Inc. 2008 Equity Incentive Plan (5)
10.13	Form of Director Non-Statutory Stock Option Award Agreement under the 2008 Equity Incentive Plan (6)
10.14	Form of Director Restricted Stock Award Agreement under the 2008 Equity Incentive Plan (6)
10.15	Form of Employee Non-Statutory Stock Option Award Agreement under the 2008 Equity Incentive Plan (6)
10.16	Form of Employee Incentive Stock Option Award Agreement under the 2008 Equity Incentive Plan (6)
10.17	Form of Employee Restricted Stock Award Agreement under the 2008 Equity Incentive Plan (6)
10.18	Northfield Bancorp, Inc. Management Cash Incentive Plan (7)
21	Subsidiaries of Registrant (1)
23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)
23.2	Consent of KPMG LLP***
23.3	Consent of RP Financial, LC.***
23.4	Consent of Crowe Horwath LLP (contained in Opinion included as Exhibit 8.2)
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between Northfield Bank and RP Financial, LC.***
99.2	Letter of RP Financial, LC. with respect to Subscription Rights***
99.3	Appraisal Report of RP Financial, LC.**,***

99.3.1	Updated Appraisal Report of RP Financial, LC.**,***
99.4	Marketing Materials***
99.5	Stock Order and Certification Form***
99.6	Letter of RP Financial, LC. with respect to Liquidation Account***

*	To be filed supplementally

**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

***	Previously filed

(1)	Incorporated by reference to the Registration Statement on Form S-1 of Northfield Bancorp, Inc. (File No. 333-143643), originally filed with the Securities and Exchange Commission on June 11, 2007.

(2)	Incorporated by reference to Northfield Bancorp, Inc.’s Current Report on Form 8-K, dated June 25, 2010, filed with the Securities and Exchange Commission on June 26, 2009 (File Number 001-33732).

(3)	Incorporated by reference to Northfield Bancorp, Inc.’s Annual Report on Form 10-K, dated December 31, 2007, filed with the Securities and Exchange Commission on March 31, 2008 (File Number 001-33732).

(4)	Incorporated by reference to Northfield Bancorp, Inc.’s Current Report on Form 8-K, dated December 23, 2009, filed with the Securities and Exchange Commission on December 23, 2009 (File Number 001-33732).

(5)	Incorporated by reference to Northfield Bancorp, Inc.’s Proxy Statement Pursuant to Section 14(a) filed with the Securities and Exchange Commission on November 12, 2008 (File Number 001-33732).

(6)	Incorporated by reference to Northfield Bancorp, Inc.’s Annual Report on Form 10-K, dated December 31, 2008, filed with the Securities and Exchange Commission on March 16, 2009 (File Number 0001-33732).

(7)	Incorporated by reference to Appendix A of Northfield Bancorp, Inc.’s Definitive Proxy Statement for the 2009 Annual Meeting of Stockholders (File No. 001-33732) as filed with the Securities and Exchange Commission on April 23, 2009).

(8)	Incorporated by reference to Northfield Bancorp, Inc.’s Current Report on Form 8-K, dated January 4, 2010, filed with the Securities and Exchange Commission on January 5, 2010 (File Number 001-33732).

(9)	Incorporated by reference to Northfield Bancorp, Inc.’s Current Report on Form 8-K, dated March 25, 2009, filed with the Securities and Exchange Commission on March 25, 2009 (File Number 001-33732)
     (b) Financial Statement Schedules
     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.
Item 17. Undertakings
               The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Woodbridge, State of New Jersey on August 4, 2010.

NORTHFIELD BANCORP, INC.
By:	/s/ John W. Alexander
John W. Alexander
Chairman, President and Chief Executive Officer (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ John W. Alexander John W. Alexander	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 4, 2010

/s/ Steven M. Klein Steven M. Klein	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2010

*	Director	August 4, 2010

John R. Bowen

*	Director	August 4, 2010

Annette Catino

*	Director	August 4, 2010

Gil Chapman

*	Director	August 4, 2010

John P. Connors, Jr.

*	Director	August 4, 2010

John J. DePierro

*	Director	August 4, 2010

Susan Lamberti

*	Director	August 4, 2010

Albert J. Regen

*	Director	August 4, 2010

Patrick E. Scura, Jr.

*	Pursuant to the Power of Attorney filed with the Registration Statement on Form S-1 for Northfield Bancorp, Inc. filed on June 9, 2010.

August 4, 2010	/s/ John W. Alexander
John W. Alexander
Attorney-in-Fact

EXHIBIT INDEX

1.1	Engagement Letter between Northfield Bancorp, MHC, Northfield Bancorp, Inc., Northfield Bank and Sandler O’Neill & Partners, L.P.***
1.2	Form of Agency Agreement between Northfield Bancorp, MHC, Northfield Bancorp, Inc., Northfield Bank and Northfield Bancorp, Inc., and Sandler O’Neill & Partners, L.P.***
2	Plan of Conversion and Reorganization***
3.1	Certificate of Incorporation of Northfield Bancorp, Inc.***
3.2	Bylaws of Northfield Bancorp, Inc.***
4	Form of Common Stock Certificate of Northfield Bancorp, Inc.***
5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered***
8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.***
8.2	State Tax Opinion
10.1	Amended Employment Agreement with Kenneth J. Doherty (2)
10.2	Amended Employment Agreement with Steven M. Klein (2)
10.3	Supplemental Executive Retirement Agreement with Albert J. Regen (1)
10.4	Northfield Bank 2010 Management Cash Incentive Compensation Plan (4)
10.5	Short Term Disability and Long Term Disability for Senior Management (1)
10.6	Northfield Bank Non-Qualified Deferred Compensation Plan (3)
10.7	Northfield Bank Non Qualified Supplemental Employee Stock Ownership Plan (3)
10.8	Amended Employment Agreement with John W. Alexander (8)
10.9	Amended Employment Agreement with Michael J. Widmer (8)
10.10	Amendment to Northfield Bank Non-Qualified Deferred Compensation Plan (6)
10.11	Amendment to Northfield Bank Non Qualified Supplemental Employee Stock Ownership Plan (6)
10.12	Northfield Bancorp, Inc. 2008 Equity Incentive Plan (5)
10.13	Form of Director Non-Statutory Stock Option Award Agreement under the 2008 Equity Incentive Plan (6)
10.14	Form of Director Restricted Stock Award Agreement under the 2008 Equity Incentive Plan (6)
10.15	Form of Employee Non-Statutory Stock Option Award Agreement under the 2008 Equity Incentive Plan (6)
10.16	Form of Employee Incentive Stock Option Award Agreement under the 2008 Equity Incentive Plan (6)
10.17	Form of Employee Restricted Stock Award Agreement under the 2008 Equity Incentive Plan (6)
10.18	Northfield Bancorp, Inc. Management Cash Incentive Plan (7)
21	Subsidiaries of Registrant (1)
23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)
23.2	Consent of KPMG LLP***
23.3	Consent of RP Financial, LC.***
23.4	Consent of Crowe Horwath LLP (contained in Opinion included as Exhibit 8.2)
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between Northfield Bank and RP Financial, LC.***
99.2	Letter of RP Financial, LC. with respect to Subscription Rights***
99.3	Appraisal Report of RP Financial, LC.**,***
99.3.1	Updated Appraisal Report of RP Financial, LC.**,***
99.4	Marketing Materials***
99.5	Stock Order and Certification Form***
99.6	Letter of RP Financial, LC. with respect to Liquidation Account***

*	To be filed supplementally

**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

***	Previously filed

(1)	Incorporated by reference to the Registration Statement on Form S-1 of Northfield Bancorp, Inc. (File No. 333-143643), originally filed with the Securities and Exchange Commission on June 11, 2007.

(2)	Incorporated by reference to Northfield Bancorp, Inc.’s Current Report on Form 8-K, dated June 25, 2010, filed with the Securities and Exchange Commission on June 26, 2009 (File Number 001-33732).

(3)	Incorporated by reference to Northfield Bancorp, Inc.’s Annual Report on Form 10-K, dated December 31, 2007, filed with the Securities and Exchange Commission on March 31, 2008 (File Number 001-33732).

(4)	Incorporated by reference to Northfield Bancorp, Inc.’s Current Report on Form 8-K, dated December 23, 2009, filed with the Securities and Exchange Commission on December 23, 2009 (File Number 001-33732).

(5)	Incorporated by reference to Northfield Bancorp, Inc.’s Proxy Statement Pursuant to Section 14(a) filed with the Securities and Exchange Commission on November 12, 2008 (File Number 001-33732).

(6)	Incorporated by reference to Northfield Bancorp, Inc.’s Annual Report on Form 10-K, dated December 31, 2008, filed with the Securities and Exchange Commission on March 16, 2009 (File Number 0001-33732).

(7)	Incorporated by reference to Appendix A of Northfield Bancorp, Inc.’s Definitive Proxy Statement for the 2009 Annual Meeting of Stockholders (File No. 001-33732) as filed with the Securities and Exchange Commission on April 23, 2009).

(8)	Incorporated by reference to Northfield Bancorp, Inc.’s Current Report on Form 8-K, dated January 4, 2010, filed with the Securities and Exchange Commission on January 5, 2010 (File Number 001-33732).

(9)	Incorporated by reference to Northfield Bancorp, Inc.’s Current Report on Form 8-K, dated March 25, 2009, filed with the Securities and Exchange Commission on March 25, 2009 (File Number 001-33732)